Pilgrim’s Pride Reports Second Quarter 2025 Results with $4.8 Billion in Net Sales, Operating Income of $512.3 Million and Announces Special Dividend of Approximately $500 Million.

GREELEY, Colo., July 30, 2025 (GLOBE NEWSWIRE) - Pilgrim’s Pride Corporation (NASDAQ: PPC), one of the world's leading food companies, reports its second quarter 2025 financial results.

Second Quarter Highlights:
•Net Sales of $4.8 billion.
•Consolidated GAAP operating income margin of 10.8%.
•GAAP Net Income of $356.0 million and GAAP EPS of $1.49. Adjusted Net Income of $406.2 million and Adjusted EPS of $1.70.
•Adjusted EBITDA of $686.9 million, or a 14.4% margin.
•The U.S. Fresh portfolio grew sales and expanded margins given strong demand, focus on quality and service, and improved operational efficiencies. Case Ready sales to Key Customers increased faster than category averages, whereas Small Bird realized benefits from continued growth with QSRs. Big Bird improved margins from attractive cutout values and improved operations.
•U.S. Prepared Foods continues to diversify its portfolio as net sales have grown over 20% compared to last year. Operations drove record production to support demand growth across retail and food service.
•Just Bare® was awarded the number one ranking on Circana’s Product Pacesetter’s List and now accounts for over 10% market share in fully cooked chicken given incremental distribution and category leading velocity.
•Pilgrim’s Europe increased margins through sales growth with Key Customers, expansion of key brands, optimization of product mix, and realization of cost efficiencies. Innovation continues to accelerate given the upcoming launch of a new chicken lineup in Rollover® and expansion of Fridge Raiders® through incremental distribution and multipack offerings.
•Mexico benefited from supportive demand and strong volumes. Diversification through brands across fresh and prepared categories continued to progress as volumes rose by more than 5% compared to last year. Capacity expansion in fresh and prepared projects remains on schedule.
•Pilgrim’s continues on its growth journey with the recent announcement of a new state-of-the-art prepared foods plant to further diversify the portfolio and support growth in the higher-margin branded products across retail and food service in the U.S. Full utilization will create over 630 jobs and increase U.S. Prepared Foods sales by over 40% from current levels.
•Continued strong liquidity position and balance sheet flexibility after investments in growth projects and with a net leverage ratio of less than 1.0 times Adjusted EBITDA at the end of the second quarter.
•Received approval from the Board of Directors to pay a special dividend totaling approximately $500 million, or $2.10 per share.

(Unaudited)	Three Months Ended				Six Months Ended
	June 29, 2025	June 30, 2024	Y/Y Change		June 29, 2025	June 30, 2024	Y/Y Change
	(In millions, except per share and percentages)
Net sales	$4,757.4	$4,559.3	+4.3%		$9,220.4	$8,921.2	+3.4%
U.S. GAAP EPS	$1.49	$1.37	+8.8%		$2.73	$2.11	+29.4%
Operating income	$512.3	$440.8	+16.2%		$916.8	$691.1	+32.7%
Adjusted EBITDA(1)	$686.9	$655.9	+4.7%		$1,220.1	$1,027.8	+18.7%
Adjusted EBITDA margin(1)	14.4%	14.4%	0.0	pts	13.2%	11.5%	+1.7	pts
(1)     Reconciliations for non-U.S. GAAP measures are provided in subsequent sections within this release.

“During the quarter, our portfolio captured market upsides from attractive market fundamentals,” said Fabio Sandri, Pilgrim’s President and CEO. “Equally important, demand from Key Customers outpaced the category, and our business became more diversified as sales of prepared offerings expanded.”

In the second quarter, the U.S. business grew sales and profitability compared to last year. U.S. Fresh benefited from elevated commodity cutout values and continued operational improvements. Case Ready further cultivated Key Customer partnerships through higher attribute, differentiated offerings; whereas, Small Bird continued to meet strong demand from leading QSRs. Prepared accelerated its presence given extensive marketplace enthusiasm for its branded portfolio, expanded lineup across retail and food service, and introduction of new offerings.

“The relative availability and affordability of chicken compared to other proteins continues to resonate among consumers,” remarked Sandri. “As such, we continued to drive quality, service, and innovation to ensure ample access and relevant offerings needed to meet demand.”

Europe continued to drive margin expansion through realization of cost efficiencies from manufacturing improvements, enhanced mix, and consolidation of support activities. Key Customer partnerships played a key role as sales grew over 5% compared to last year. Momentum for branded offerings continued, as volumes for Fridge Raiders® and Rollover® increased faster than the category average.

“Over the past few years, we’ve made a tremendous amount of progress in creating a more agile, Key Customer focused organization, along with an even more efficient, flexible manufacturing network,” said Sandri. “I look forward to the next phase of our profitability journey as it emphasizes growth through Key Customer partnerships, branded offerings and innovation.”

Mexico delivered strong results, achieving the second highest adjusted EBITDA on record, supported by favorable fundamentals in the commodity market, continued growth with Key Customers, and branded momentum.

“Given Mexico’s overall growth potential and our performance, we will continue to invest in capacity expansion to drive our strategies, unlocking additional opportunities for profitable growth,” said Sandri.

Pilgrim’s will build a new prepared foods plant in Walker County, Georgia, to meet extensive demand for value-added products across retail and food service, evolve its portfolio into higher margin branded offerings, and expand its supply chain capabilities.

“Prepared Foods products are a significant growth opportunity for Pilgrim’s,” Sandri said. “Given the extensive momentum of our retail brands and growth opportunities within food service, this new facility will accelerate our ability to unlock value for our consumers, customers and shareholders alike.”

Conference Call Information
A conference call to discuss Pilgrim’s quarterly results will be held tomorrow, July 31, at 7 a.m. MT (9 a.m. ET). Participants are encouraged to pre-register for the conference call using the link below. Callers who pre-register will be given a unique PIN to gain immediate access to the call and bypass the live operator. Participants may pre-register at any time, including up to and after the call start time.

To pre-register, go to: https://dpregister.com/sreg/10201340/ff89faa9f4.

You may also reach the pre-registration link by logging in through the investor section of our website at
https://ir.pilgrims.com in the “Events & Presentations” section.

For those who would like to join the call but have not pre-registered, access is available by dialing +1 (844) 883-3889 within the US, or +1 (412) 317-9245 internationally, and requesting the “Pilgrim’s Pride Conference.”

Replays of the conference call will be available on Pilgrim’s website approximately two hours after the call concludes and can be accessed through the “Investor” section of www.pilgrims.com.

###
About Pilgrim’s Pride
Pilgrim’s employs approximately 62,200 people and operates protein processing plants and prepared foods facilities in 14 states, Puerto Rico, Mexico, the U.K, the Republic of Ireland and continental Europe. The Company’s primary distribution is through retailers and foodservice distributors. For more information, please visit www.pilgrims.com.
Forward-Looking Statements
Statements contained in this press release that state the intentions, plans, hopes, beliefs, anticipations, expectations or predictions of the future of Pilgrim’s Pride Corporation and its management are considered forward-looking statements. Without limiting the foregoing, words such as “anticipates,” “believes,” “estimates,” “expects,” “intends,” “may,” “plans,” “projects,” “should,” “targets,” “will” and the negative thereof and similar words and expressions are intended to identify forward-looking statements. It is important to note that actual results could differ materially from those projected in such forward-looking statements. Factors that could cause actual results to differ materially from those projected in such forward-looking statements include: matters affecting the poultry industry generally; the ability to execute the Company’s business plan to achieve desired cost savings and profitability; future pricing for feed ingredients and the Company’s products; outbreaks of avian influenza or other diseases, either in Pilgrim’s Pride’s flocks or elsewhere, affecting its ability to conduct its operations and/or demand for its poultry products; contamination of Pilgrim’s Pride’s products, which has previously and can in the future lead to product liability claims and product recalls; exposure to risks related to product liability, product recalls, property damage and injuries to persons, for which insurance coverage is expensive, limited and potentially inadequate; management of cash resources; restrictions imposed by, and as a result of, Pilgrim’s Pride’s leverage; changes in laws or regulations affecting Pilgrim’s Pride’s operations or the application thereof; new immigration legislation or increased enforcement efforts in connection with existing immigration legislation that cause the costs of doing business to increase, cause Pilgrim’s Pride to change the way in which it does business, or otherwise disrupt its operations; competitive factors and pricing pressures or the loss of one or more of Pilgrim’s Pride’s largest customers; currency exchange rate fluctuations, trade barriers, exchange controls, expropriation and other risks associated with foreign operations; disruptions in international markets and distribution channels, including, but not limited to, the impacts of the Russia-Ukraine conflict; the risk of cyber-attacks, natural disasters, power losses, unauthorized access, telecommunication failures, and other problems on our information systems; and the impact of uncertainties of litigation and other legal matters described in our most recent Form 10-K and Form 10-Q, including the In re Broiler Chicken Antitrust Litigation, as well as other risks described under “Risk Factors” in the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and subsequent filings with the Securities and Exchange Commission. The forward-looking statements in this release speak only as of the date hereof, and the Company undertakes no obligation to update any such statement after the date of this release, whether as a result of new information, future developments or otherwise, except as may be required by applicable law.

Contact:	Andrew Rojeski
Head of Strategy, Investor Relations, & Sustainability
IRPPC@pilgrims.com
www.pilgrims.com

PILGRIM’S PRIDE CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS

	(Unaudited)
	June 29, 2025	December 29, 2024
	(In thousands)
Cash and cash equivalents	$849,036	$2,040,834
Restricted cash and restricted cash equivalents	9,283	2,324
Investment in available-for-sale securities	—	10,220
Trade accounts and other receivables, less allowance for credit losses	1,131,334	1,004,334
Accounts receivable from related parties	9,761	2,608
Inventories	1,940,603	1,783,488
Income taxes receivable	67,894	72,414
Assets held for sale	3,342	3,062
Prepaid expenses and other current assets	245,958	200,879
Total current assets	4,257,211	5,120,163
Deferred tax assets	28,705	29,483
Other long-lived assets	81,544	62,019
Operating lease assets, net	243,049	255,713
Intangible assets, net	859,872	806,234
Goodwill	1,350,492	1,239,073
Property, plant and equipment, net	3,297,793	3,137,891
Total assets	$10,118,666	$10,650,576

Accounts payable	$1,486,008	$1,411,519
Accounts payable to related parties	53,967	15,257
Revenue contract liabilities	49,164	48,898
Dividends payable	—	—
Accrued expenses and other current liabilities	969,874	1,015,504
Income taxes payable	59,501	60,097
Current maturities of long-term debt	865	858
Total current liabilities	2,619,379	2,552,133
Noncurrent operating lease liabilities, less current maturities	189,384	195,944
Long-term debt, less current maturities	3,114,302	3,206,113
Deferred tax liabilities	425,727	422,952
Other long-term liabilities	17,338	20,038
Total liabilities	6,366,130	6,397,180
Common stock	2,625	2,623
Treasury stock	(544,687)	(544,687)
Additional paid-in capital	2,008,442	1,994,259
Retained earnings	2,313,567	3,157,511
Accumulated other comprehensive loss	(42,200)	(370,300)
Total Pilgrim’s Pride Corporation stockholders’ equity	3,737,747	4,239,406
Noncontrolling interest	14,789	13,990
Total stockholders’ equity	3,752,536	4,253,396
Total liabilities and stockholders’ equity	$10,118,666	$10,650,576

PILGRIM’S PRIDE CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)

	Three Months Ended		Six Months Ended
	June 29, 2025	June 30, 2024	June 29, 2025	June 30, 2024
	(In thousands, except per share data)
Net sales	$4,757,365	$4,559,314	$9,220,374	$8,921,248
Cost of sales	4,042,070	3,867,688	7,950,206	7,845,713
Gross profit	715,295	691,626	1,270,168	1,075,535
Selling, general and administrative expense	199,457	214,161	333,236	333,237
Restructuring activities	3,499	36,675	20,111	51,234
Operating income	512,339	440,790	916,821	691,064
Interest expense, net of capitalized interest	42,475	31,201	84,213	72,444
Interest income	(11,024)	(15,863)	(35,977)	(26,209)
Foreign currency transaction losses (gains)	4,892	(2,225)	2,839	(6,562)
Miscellaneous, net	414	504	(278)	(2,782)
Income before income taxes	475,582	427,173	866,024	654,173
Income tax expense	119,573	100,650	213,672	152,712
Net income	356,009	326,523	652,352	501,461
Less: Net income attributable to noncontrolling interests	489	220	799	737
Net income attributable to Pilgrim’s Pride Corporation	$355,520	$326,303	$651,553	$500,724

Weighted average shares of Pilgrim’s Pride Corporation common stock outstanding:
Basic	237,381	236,943	237,308	236,894
Effect of dilutive common stock equivalents	1,046	790	1,046	721
Diluted	238,427	237,733	238,354	237,615

Net income attributable to Pilgrim’s Pride Corporation per share of common stock outstanding:
Basic	$1.50	$1.38	$2.75	$2.11
Diluted	$1.49	$1.37	$2.73	$2.11

PILGRIM’S PRIDE CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
	Six Months Ended
	June 29, 2025	June 30, 2024
	(In thousands)
Cash flows from operating activities:
Net income	$652,352	$501,461
Adjustments to reconcile net income to cash provided by operating activities:
Depreciation and amortization	218,022	211,298
Deferred income tax expense (benefit)	(19,493)	8,952
Stock-based compensation	14,185	6,811
Loan cost amortization	2,491	2,573
Loss on property disposals	1,990	2,715
Loss (gain) on early extinguishment of debt recognized as a component of interest expense	1,419	(11,159)
Accretion of discount related to Senior Notes	1,211	1,289
Asset impairment	846	13,412
Gain on equity-method investments	(3)	(3)
Changes in operating assets and liabilities:
Trade accounts and other receivables	(74,961)	62,350
Inventories	(105,692)	146,189
Prepaid expenses and other current assets	(17,434)	(43,532)
Accounts payable, accrued expenses and other current liabilities	(34,570)	14,290
Income taxes	8,048	88,631
Long-term pension and other postretirement obligations	(1,469)	3,652
Other operating assets and liabilities	(24,839)	(19,273)
Cash provided by operating activities	622,103	989,656
Cash flows from investing activities:
Acquisitions of property, plant and equipment	(259,283)	(213,247)
Proceeds from property disposals	2,912	4,551
Cash used in investing activities	(256,371)	(208,696)
Cash flows from financing activities:
Payments for dividend	(1,495,497)	—
Payments on revolving line of credit, long-term borrowings and finance lease obligations	(90,654)	(150,895)
Payment on early extinguishment of debt	(2,120)	(200)
Proceeds from contribution of capital under Tax Sharing Agreement between JBS USA Holdings and Pilgrim’s Pride Corporation	—	1,425
Payments of capitalized loan costs	—	(16)
Cash used in financing activities	(1,588,271)	(149,686)
Effect of exchange rate changes on cash and cash equivalents	37,700	(28,371)
Increase (decrease) in cash, cash equivalents, restricted cash and restricted cash equivalents	(1,184,839)	602,903
Cash, cash equivalents, restricted cash and restricted cash equivalents, beginning of period	2,043,158	731,223
Cash, cash equivalents, restricted cash and restricted cash equivalents, end of period	$858,319	$1,334,126

PILGRIM’S PRIDE CORPORATION
Non-GAAP Financial Measures Reconciliation
(Unaudited)

“EBITDA” is defined as the sum of net income plus interest, taxes, depreciation and amortization. “Adjusted EBITDA” is calculated by adding to EBITDA certain items of expense and deducting from EBITDA certain items of income that we believe are not indicative of our ongoing operating performance consisting of: (1) foreign currency transaction gains, (2) costs related to litigation settlements, (3) restructuring activities losses, and (4) net income attributable to noncontrolling interests. EBITDA is presented because it is used by management and we believe it is frequently used by securities analysts, investors and other interested parties, in addition to and not in lieu of results prepared in conformity with accounting principles generally accepted in the U.S. (“U.S. GAAP”), to compare the performance of companies. We believe investors would be interested in our Adjusted EBITDA because this is how our management analyzes EBITDA applicable to continuing operations. The Company also believes that Adjusted EBITDA, in combination with the Company’s financial results calculated in accordance with U.S. GAAP, provides investors with additional perspective regarding the impact of certain significant items on EBITDA and facilitates a more direct comparison of its performance with its competitors. EBITDA and Adjusted EBITDA are not measurements of financial performance under U.S. GAAP. EBITDA and Adjusted EBITDA have limitations as analytical tools and should not be considered in isolation or as substitutes for an analysis of our results as reported under U.S. GAAP. In addition, other companies in our industry may calculate these measures differently limiting their usefulness as a comparative measure. Because of these limitations, EBITDA and Adjusted EBITDA should not be considered as an alternative to net income as indicators of our operating performance or any other measures of performance derived in accordance with U.S. GAAP. These limitations should be compensated for by relying primarily on our U.S. GAAP results and using EBITDA and Adjusted EBITDA only on a supplemental basis.

PILGRIM'S PRIDE CORPORATION
Reconciliation of Adjusted EBITDA
(Unaudited)

	Three Months Ended		Six Months Ended
	June 29, 2025	June 30, 2024	June 29, 2025	June 30, 2024
	(In thousands)
Net income	$356,009	$326,523	$652,352	$501,461
Add:
Interest expense, net(a)	31,451	15,338	48,236	46,235
Income tax expense	119,573	100,650	213,672	152,712
Depreciation and amortization	113,504	107,948	218,022	211,298
EBITDA	620,537	550,459	1,132,282	911,706
Add:
Foreign currency transaction losses (gains)(b)	4,892	(2,225)	2,839	(6,562)
Litigation settlements(c)	58,464	71,250	65,714	72,190
Restructuring activities losses(d)	3,499	36,675	20,111	51,234
Minus:
Net income attributable to noncontrolling interest	489	220	799	737
Adjusted EBITDA	$686,903	$655,939	$1,220,147	$1,027,831
(a)Interest expense, net, consists of interest expense less interest income.
(b)Prior to April 1, 2024, the Company measured the financial statements of its Mexico reportable segment as if the U.S. dollar were the functional currency. Accordingly, we remeasured assets and liabilities, other than nonmonetary assets, of the Mexico reportable segment at current exchange rates. We remeasured nonmonetary assets using the historical exchange rate in effect on the date of each asset’s acquisition. Currency exchange gains or losses resulting from these remeasurements were previously recognized in the line item Foreign currency transaction losses (gains) in the Condensed Consolidated Statements of Income. Effective April 1, 2024, the Company changed the functional currency of its Mexico reportable segment from U.S. dollar to Mexican peso, which means all translation gains/losses on outstanding balances are now recognized in accumulated other comprehensive income. Transactional functional currency gains/losses are included in the line item Foreign currency transaction losses (gains) in the Condensed Consolidated Statements of Income.
(c)This represents expenses recognized in anticipation of probable settlements in ongoing litigation.
(d)Restructuring activities losses are related to costs incurred, such as severance, lease terminations, asset impairment and other charges, as part of multiple ongoing restructuring initiatives throughout our Europe reportable segment.

The summary unaudited consolidated income statement data for the twelve months ended June 29, 2025 (the LTM Period) have been calculated by subtracting the applicable unaudited consolidated income statement data for the six months ended June 30, 2024 from the sum of (1) the applicable audited consolidated income statement data for the year ended December 29, 2024 and (2) the applicable unaudited consolidated income statement data for the six months ended June 29, 2025.

PILGRIM'S PRIDE CORPORATION
Reconciliation of LTM Adjusted EBITDA
(Unaudited)

	Three Months Ended				LTM Ended
	September 29, 2024	December 29, 2024	March 30, 2025	June 29, 2025	June 29, 2025
	(In thousands)
Net income	$349,990	$235,772	$296,343	$356,009	$1,238,114
Add:
Interest expense, net	19,498	22,776	16,785	31,451	90,510
Income tax expense	131,609	40,725	94,099	119,573	386,006
Depreciation and amortization	110,470	111,854	104,518	113,504	440,346
EBITDA	611,567	411,127	511,745	620,537	2,154,976
Add:
Foreign currency transaction losses (gains)	(678)	(2,785)	(2,053)	4,892	(624)
Litigation settlements	—	95,038	7,250	58,464	160,752
Restructuring activities losses	30,836	11,318	16,612	3,499	62,265
Loss on settlement of pension from plan termination	10,709	10,940	—	—	21,649
Inventory write-down as a result of hurricane	8,075	—	—	—	8,075
Minus:
Net income (loss) attributable to noncontrolling interest	130	(82)	310	489	847
Adjusted EBITDA	$660,379	$525,720	$533,244	$686,903	$2,406,246

EBITDA margins have been calculated by taking the relevant unaudited EBITDA figures, then dividing by net sales for the applicable period. EBITDA margins are presented because they are used by management and we believe it is frequently used by securities analysts, investors and other interested parties, as a supplement to our results prepared in accordance with U.S. GAAP, to compare the performance of companies.

PILGRIM'S PRIDE CORPORATION
Reconciliation of EBITDA Margin
(Unaudited)

	Three Months Ended		Six Months Ended		Three Months Ended		Six Months Ended
	June 29, 2025	June 30, 2024	June 29, 2025	June 30, 2024	June 29, 2025	June 30, 2024	June 29, 2025	June 30, 2024
	(In thousands)
Net income	$356,009	$326,523	$652,352	$501,461	7.48%	7.16%	7.08%	5.62%
Add:
Interest expense, net	31,451	15,338	48,236	46,235	0.66%	0.34%	0.52%	0.52%
Income tax expense	119,573	100,650	213,672	152,712	2.51%	2.21%	2.32%	1.71%
Depreciation and amortization	113,504	107,948	218,022	211,298	2.38%	2.36%	2.36%	2.36%
EBITDA	620,537	550,459	1,132,282	911,706	13.03%	12.07%	12.28%	10.21%
Add:
Foreign currency transaction losses (gains)	4,892	(2,225)	2,839	(6,562)	0.10%	(0.04)%	0.03%	(0.07)%
Litigation settlements	58,464	71,250	65,714	72,190	1.23%	1.56%	0.71%	0.81%
Restructuring activities losses	3,499	36,675	20,111	51,234	0.07%	0.80%	0.22%	0.57%
Minus:
Net income attributable to noncontrolling interest	489	220	799	737	0.01%	—%	0.01%	0.01%
Adjusted EBITDA	$686,903	$655,939	$1,220,147	$1,027,831	14.42%	14.39%	13.23%	11.51%

Net sales	$4,757,365	$4,559,314	$9,220,374	$8,921,248	—	—	—	—

Adjusted EBITDA by segment figures are presented because they are used by management and we believe they are frequently used by securities analysts, investors and other interested parties, as a supplement to our results prepared in accordance with U.S. GAAP, to compare the performance of companies.

PILGRIM'S PRIDE CORPORATION
Reconciliation of Adjusted EBITDA
(Unaudited)

	Three Months Ended				Three Months Ended
	June 29, 2025				June 30, 2024
	U.S.	Europe	Mexico	Total	U.S.	Europe	Mexico	Total
	(In thousands)
Net income	$239,262	$54,880	$61,867	$356,009	$199,076	$41,511	$85,936	$326,523
Add:
Interest expense, net(a)	35,651	(174)	(4,026)	31,451	24,946	(2,556)	(7,052)	15,338
Income tax expense	78,204	16,001	25,368	119,573	82,117	(14,212)	32,745	100,650
Depreciation and amortization	71,149	36,929	5,426	113,504	67,200	34,865	5,883	107,948
EBITDA	424,266	107,636	88,635	620,537	373,339	59,608	117,512	550,459
Add:
Foreign currency transaction losses (gains)(b)	4	685	4,203	4,892	(1)	(39)	(2,185)	(2,225)
Litigation settlements(c)	58,464	—	—	58,464	71,250	—	—	71,250
Restructuring activities losses(d)	—	3,499	—	3,499	—	36,675	—	36,675
Minus:
Net income attributable to noncontrolling interest	—	—	489	489	—	—	220	220
Adjusted EBITDA	$482,734	$111,820	$92,349	$686,903	$444,588	$96,244	$115,107	$655,939
(a)Interest expense, net, consists of interest expense less interest income.
(b)Prior to April 1, 2024, the Company measured the financial statements of its Mexico reportable segment as if the U.S. dollar were the functional currency. Accordingly, we remeasured assets and liabilities, other than nonmonetary assets, of the Mexico reportable segment at current exchange rates. We remeasured nonmonetary assets using the historical exchange rate in effect on the date of each asset’s acquisition. Currency exchange gains or losses resulting from these remeasurements were previously recognized in the line item Foreign currency transaction losses (gains) in the Condensed Consolidated Statements of Income. Effective April 1, 2024, the Company changed the functional currency of its Mexico reportable segment from U.S. dollar to Mexican peso, which means all translation gains/losses on outstanding balances are now recognized in accumulated other comprehensive income. Transactional functional currency gains/losses are included in the line item Foreign currency transaction losses (gains) in the Condensed Consolidated Statements of Income.
(c)This represents expenses recognized in anticipation of probable settlements in ongoing litigation.
(d)Restructuring activities losses are related to costs incurred, such as severance, lease terminations, asset impairment and other charges, as part of multiple ongoing restructuring initiatives throughout our Europe reportable segment.

PILGRIM'S PRIDE CORPORATION
Reconciliation of Adjusted EBITDA
(Unaudited)

	Six Months Ended				Six Months Ended
	June 29, 2025				June 30, 2024
	U.S.	Europe	Mexico	Total	U.S.	Europe	Mexico	Total
	(In thousands)				(In thousands)
Net income	$461,558	$97,030	$93,764	$652,352	$301,707	$66,023	$133,731	$501,461
Add:
Interest expense, net(a)	61,218	(2,078)	(10,904)	48,236	69,532	(4,539)	(18,758)	46,235
Income tax expense (benefit)	149,216	25,923	38,533	213,672	114,177	(4,655)	43,190	152,712
Depreciation and amortization	137,535	70,066	10,421	218,022	129,885	69,893	11,520	211,298
EBITDA	809,527	190,941	131,814	1,132,282	615,301	126,722	169,683	911,706
Add:
Foreign currency transaction losses (gains)(b)	3	313	2,523	2,839	1	(255)	(6,308)	(6,562)
Litigation settlements(c)	65,714	—	—	65,714	72,190	—	—	72,190
Restructuring activities losses(d)	—	20,111	—	20,111	—	51,234	—	51,234
Minus:
Net income attributable to noncontrolling interest	—	—	799	799	—	—	737	737
Adjusted EBITDA	$875,244	$211,365	$133,538	$1,220,147	$687,492	$177,701	$162,638	$1,027,831
(a)Interest expense, net, consists of interest expense less interest income.
(b)Prior to April 1, 2024, the Company measured the financial statements of its Mexico reportable segment as if the U.S. dollar were the functional currency. Accordingly, we remeasured assets and liabilities, other than nonmonetary assets, of the Mexico reportable segment at current exchange rates. We remeasured nonmonetary assets using the historical exchange rate in effect on the date of each asset’s acquisition. Currency exchange gains or losses resulting from these remeasurements were previously recognized in the line item Foreign currency transaction losses (gains) in the Condensed Consolidated Statements of Income. Effective April 1, 2024, the Company changed the functional currency of its Mexico reportable segment from U.S. dollar to Mexican peso, which means all translation gains/losses on outstanding balances are now recognized in accumulated other comprehensive income. Transactional functional currency gains/losses are included in the line item Foreign currency transaction losses (gains) in the Condensed Consolidated Statements of Income.
(c)This represents expenses recognized in anticipation of probable settlements in ongoing litigation.
(d)Restructuring activities losses are related to costs incurred, such as severance, asset impairment, contract termination, and others, as part of multiple ongoing restructuring initiatives throughout our Europe reportable segment.

Adjusted Operating Income is calculated by adding to Operating Income certain items of expense and deducting from Operating Income certain items of income. Management believes that presentation of Adjusted Operating Income provides useful supplemental information about our operating performance and enables comparison of our performance between periods because certain costs shown below are not indicative of our current operating performance. A reconciliation of GAAP operating income to adjusted operating income as follows:

PILGRIM'S PRIDE CORPORATION
Reconciliation of Adjusted Operating Income
(Unaudited)

	Three Months Ended		Six Months Ended
	June 29, 2025	June 30, 2024	June 29, 2025	June 30, 2024
	(In thousands)
GAAP operating income, U.S. operations	$354,987	$307,988	$673,793	$487,405
Litigation settlements	58,464	71,250	65,714	72,190
Adjusted operating income, U.S. operations	$413,451	$379,238	$739,507	$559,595

Adjusted operating income margin, U.S. operations	14.7%	14.2%	13.3%	10.7%

	Three Months Ended		Six Months Ended
	June 29, 2025	June 30, 2024	June 29, 2025	June 30, 2024
	(In thousands)
GAAP operating income, Europe operations	$70,419	$23,993	$119,490	$55,109
Restructuring activities losses	3,499	36,675	20,111	51,234
Adjusted operating income, Europe operations	$73,918	$60,668	$139,601	$106,343

Adjusted operating income margin, Europe operations	5.4%	4.7%	5.4%	4.1%

	Three Months Ended		Six Months Ended
	June 29, 2025	June 30, 2024	June 29, 2025	June 30, 2024
	(In thousands)
GAAP operating income, Mexico operations	$86,933	$108,809	$123,538	$148,550
No adjustments	—	—	—	—
Adjusted operating income, Mexico operations	$86,933	$108,809	$123,538	$148,550

Adjusted operating income margin, Mexico operations	15.4%	18.3%	11.7%	13.4%

Adjusted Operating Income Margin for each of our reportable segments is calculated by dividing Adjusted operating income by Net Sales. Management believes that presentation of Adjusted Operating Income Margin provides useful supplemental information about our operating performance and enables comparison of our performance between periods because certain costs shown below are not indicative of our current operating performance. A reconciliation of GAAP operating income margin for each of our reportable segments to adjusted operating income margin for each of our reportable segments is as follows:

PILGRIM'S PRIDE CORPORATION
Reconciliation of GAAP Operating Income Margin to Adjusted Operating Income Margin
(Unaudited)

	Three Months Ended		Six Months Ended
	June 29, 2025	June 30, 2024	June 29, 2025	June 30, 2024
	(In percent)
GAAP operating income margin, U.S. operations	12.6%	11.6%	12.1%	9.3%
Litigation settlements	2.1%	2.6%	1.2%	1.4%
Adjusted operating income margin, U.S. operations	14.7%	14.2%	13.3%	10.7%

	Three Months Ended		Six Months Ended
	June 29, 2025	June 30, 2024	June 29, 2025	June 30, 2024
	(In percent)
GAAP operating income margin, Europe operations	5.1%	1.8%	4.6%	2.1%
Restructuring activities losses	0.3%	2.9%	0.8%	2.0%
Adjusted operating income margin, Europe operations	5.4%	4.7%	5.4%	4.1%

	Three Months Ended		Six Months Ended
	June 29, 2025	June 30, 2024	June 29, 2025	June 30, 2024
	(In percent)
GAAP operating income margin, Mexico operations	15.4%	18.3%	11.7%	13.4%
No adjustments	—%	—%	—%	—%
Adjusted operating income margin, Mexico operations	15.4%	18.3%	11.7%	13.4%

Adjusted net income attributable to Pilgrim's Pride Corporation (“Pilgrim's”) is calculated by adding to Net income attributable to Pilgrim's certain items of expense and deducting from Net income attributable to Pilgrim's certain items of income, as shown below in the table. Adjusted net income attributable to Pilgrim’s Pride Corporation per common diluted share is presented because it is used by management, and we believe it is frequently used by securities analysts, investors and other interested parties, in addition to and not in lieu of results prepared in conformity with U.S. GAAP, to compare the performance of companies. Management also believe that this non-U.S. GAAP financial measure, in combination with our financial results calculated in accordance with U.S. GAAP, provides investors with additional perspective regarding the impact of such charges on net income attributable to Pilgrim’s Pride Corporation per common diluted share. Adjusted net income attributable to Pilgrim’s Pride Corporation per common diluted share is not a measurement of financial performance under U.S. GAAP, has limitations as an analytical tool and should not be considered in isolation or as a substitute for an analysis of our results as reported under U.S. GAAP. Management believes that presentation of adjusted net income attributable to Pilgrim’s provides useful supplemental information about our operating performance and enables comparison of our performance between periods because certain costs shown below are not indicative of our current operating performance. A reconciliation of net income (loss) attributable to Pilgrim’s Pride Corporation per common diluted share to adjusted net income attributable to Pilgrim’s Pride Corporation per common diluted share is as follows:

PILGRIM'S PRIDE CORPORATION
Reconciliation of Adjusted Net Income
(Unaudited)

	Three Months Ended		Six Months Ended
	June 29, 2025	June 30, 2024	June 29, 2025	June 30, 2024
	(In thousands, except per share data)
Net income attributable to Pilgrim's	$355,520	$326,303	$651,553	$500,724
Add:
Foreign currency transaction losses (gains)	4,892	(2,225)	2,839	(6,562)
Litigation settlements	58,464	71,250	65,714	72,190
Restructuring activities losses	3,499	36,675	20,111	51,234
Minus:
Gain on early extinguishment of debt	—	11,159	—	11,159
Adjusted net income attributable to Pilgrim's before tax impact of adjustments	422,375	420,844	740,217	606,427
Net tax impact of adjustments(a)	(16,178)	(22,879)	(21,456)	(25,580)
Adjusted net income attributable to Pilgrim's	$406,197	$397,965	$718,761	$580,847
Weighted average diluted shares of common stock outstanding	238,427	237,733	238,354	237,615
Adjusted net income attributable to Pilgrim's per common diluted share	$1.70	$1.67	$3.02	$2.44
(a)    Net tax expense (benefit) of adjustments represents the tax impact of all adjustments shown above.

Adjusted EPS is calculated by dividing the adjusted net income attributable to Pilgrim's stockholders by the weighted average number of diluted shares. Management believes that Adjusted EPS provides useful supplemental information about our operating performance and enables comparison of our performance between periods because certain costs shown below are not indicative of our current operating performance. A reconciliation of U.S. GAAP to non-U.S. GAAP financial measures is as follows:

PILGRIM'S PRIDE CORPORATION
Reconciliation of GAAP EPS to Adjusted EPS
(Unaudited)

	Three Months Ended		Six Months Ended
	June 29, 2025	June 30, 2024	June 29, 2025	June 30, 2024
	(In thousands, except per share data)
GAAP EPS	$1.49	$1.37	$2.73	$2.11
Add:
Foreign currency transaction losses (gains)	0.02	(0.01)	0.01	(0.03)
Litigation settlements	0.25	0.30	0.28	0.30
Restructuring activities losses	0.01	0.15	0.08	0.23
Minus:
Gain on early extinguishment of debt	—	0.05	—	0.05
Adjusted EPS before tax impact of adjustments	1.77	1.76	3.10	2.56
Net tax impact of adjustments(a)	(0.07)	(0.09)	(0.08)	(0.12)
Adjusted EPS	$1.70	$1.67	$3.02	$2.44

Weighted average diluted shares of common stock outstanding	238,427	237,733	238,354	237,615
(a)    Net tax impact of adjustments represents the tax impact of all adjustments shown above.

PILGRIM'S PRIDE CORPORATION
Supplementary Selected Segment and Geographic Data
(Unaudited)

	Three Months Ended		Six Months Ended
	June 29, 2025	June 30, 2024	June 29, 2025	June 30, 2024
	(In thousands)
Sources of net sales by geographic region of origin:
U.S.	$2,820,385	$2,663,965	$5,563,574	$5,243,297
Europe	1,371,270	1,301,541	2,602,799	2,569,444
Mexico	565,710	593,808	1,054,001	1,108,507
Total net sales	$4,757,365	$4,559,314	$9,220,374	$8,921,248

Sources of cost of sales by geographic region of origin:
U.S.	$2,331,143	$2,211,626	$4,686,710	$4,553,666
Europe	1,247,137	1,187,671	2,362,362	2,363,409
Mexico	463,790	468,391	901,134	928,638
Total cost of sales	$4,042,070	$3,867,688	$7,950,206	$7,845,713

Sources of gross profit by geographic region of origin:
U.S.	$489,242	$452,339	$876,864	$689,631
Europe	124,133	113,870	240,437	206,035
Mexico	101,920	125,417	152,867	179,869
Total gross profit	$715,295	$691,626	$1,270,168	$1,075,535

Sources of operating income by geographic region of origin:
U.S.	$354,987	$307,988	$673,793	$487,405
Europe	70,419	23,993	119,490	55,109
Mexico	86,933	108,809	123,538	148,550
Total operating income	$512,339	$440,790	$916,821	$691,064